Exhibit 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT
This Third Amendment to Second Amended and Restated Mortgage Warehousing Agreement (“Third Amendment”) is made as of June 21, 2019, by and among M/I Financial, LLC (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower, as amended by that certain First Amendment to Second Amended and Restated Mortgage Warehousing Agreement dated June 23, 2017 and that certain Second Amendment to Second Amended and Restated Mortgage Warehousing Agreement dated June 22, 2018 (as amended and as may be further amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”).
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Third Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.The following definitions set forth in Section 1.1 of the Mortgage Warehousing
Agreement are amended and restated as follows:

“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) June 19, 2020, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
2.Clause (d) of the definition of “Borrowing Base” in Section 1.1 of the Mortgage Warehousing Agreement is amended and restated as follows:

“(d) the lesser of (i) the Collateral Value of all Pledged Wet Funded Loans, and (ii) (w) for the last five Business Days of each December and the first five Business Days of each January, 75% of the Revolving Credit Aggregate Commitment, (x) for the first five and last five Business Days of each other month, 50% of the Revolving Credit Aggregate Commitment and (y) at all other times, 35% of the Revolving Credit Aggregate Commitment, plus”

3.This Third Amendment shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) the following conditions have been fully satisfied:

(a)
Agent shall have received via facsimile or portable digital format (followed by the prompt delivery of original signatures) counterpart originals of this Third Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the Third Amendment Effective Date.

4.Borrower hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this Third Amendment are within such party’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Third Amendment, of any governmental body, agency or authority, and this Third Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the date first above written and as of the Third Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

5.Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this Third Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this Third Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this Third Amendment.

6.Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7.Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.
8.This Third Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

9.This Third Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

10.As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this Third Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the Third Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

[Signature page to follow]

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

M/I FINANCIAL, LLC

By:    /s/ Derek J. Klutch

Name:    Derek J. Klutch
Its:     President

COMERICA BANK, as Agent and a Lender

By:     /s/ Kelly Jasper

Name:    Kelly Jasper
Title:     Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:     /s/ Lisa M. Mahoney

Name: Lisa M. Mahoney
Title:     Assistant Vice President

BMO HARRIS BANK N.A., as a Lender

By:     /s/ Daniel Ryan

Name: Daniel Ryan
Title:     Vice President